UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

VGambling Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-156302	26-3062752
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hodges Bay Drive, Hodges Bay, Antigua and Barbuda		N/A
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (905) 580-2978

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On January 27, 2015, the Board of Directors of VGambling Inc. elected Mr. Chul Woong (Alex) Lim to serve as an independent director of the Company.

Mr. Lim, (33), will receive the standard compensation for non-employee directors of VGamlbing Inc., including retainer fees for Board and committee service and stock options, and will have the benefit of the Company’s standard form of director indemnification agreement.

A copy of the press release, issued on January 27, 2015 announcing the election of Mr. Lim is attached hereto as Exhibit 99.1.

On March 9, 2015, the Board of Directors of VGambling Inc. elected Mr. Yan Rozum to serve as an independent director of the Company.

Mr. Rozum, (36), will receive the standard compensation for non-employee directors of VGamlbing Inc., including retainer fees for Board and committee service and stock options, and will have the benefit of the Company’s standard form of director indemnification agreement.

A copy of the press release, issued on March 9, 2015 announcing the election of Mr. Rozum is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No. Description
99.1 Press Release issued by the Company on January 27, 2015.
99.2 Press Release issued by the Company on March 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGAMBLING INC. April 6, 2015 By: /s/ Grant Johnson Grant Johnson, Chief Executive Officer